UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

DAIS ANALYTIC CORPORATION
(Exact name of Registrant as specified in its charter)

New York	333-152940	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive Odessa, Florida 33556
(Address of principal executive offices) (Zip code)

(727) 375-8484
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 23, 2009 and September 27, 2009 the Company entered into subscription agreements with two investors pursuant to which the investors purchased 192,308 and 125,000 shares of Company’s Common Stock, respectively. As part of the purchase, these investors also received a five-year warrant to purchase 19,231 and 12,500 shares of Common Stock, at an exercise price of $.75 per share. The aggregate gross proceeds received by the Company for each sale was $50,000 and $32,500 respectively.  The warrants are immediately exercisable and subject to adjustment for standard anti-dilutions events, including but not limited to stock dividends, split-up, reclassification or combination of Company’s shares, exchange of stock for other Company stock, or certain capital reorganizations or reclassification of the capital stock or consolidation, merger or sale of substantially all Company’s assets. In addition, subject to certain conditions, upon the per share market price of the Common Stock being $1.50 per share for ten consecutive trading days the Company may require the holder of the warrant to exercise the warrant or it will automatically terminate. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.

The proceeds are expected to be used for general working capital purposes.

On September 24, 2009, two investors elected to convert their 9% secured convertible notes and the related accrued interest in the amounts of $58,026 and $116,052 into 290,130 and 580,260 shares of Company’s Common Stock, respectively. Said investors also received an additional five-year warrant to purchase up to 25,000 and 50,000 shares, respectively of Common Stock, at an exercise price of $.75 per share in consideration for converting their 9% secured convertible note.  The warrant is immediately exercisable and subject to adjustment for standard anti-dilution events. The Common Stock was issued pursuant to exemption from registration under Section 3(a)(9) of the Securities Act.

On September 23, 2009 one investor elected to convert his 9% secured convertible note and the related accrued interest in the amount of $58,013 into 290,068 shares of Company’s Common Stock. Said investor also received an additional five-year warrant to purchase up to 25,000 shares of Common Stock, at an exercise price of $.75 per share in consideration for converting their 9% secured convertible note.  The warrant is immediately exercisable and subject to adjustment for standard anti-dilution events. The Common Stock was issued pursuant to exemption from registration under Section 3(a)(9) of the Securities Act

On September 18, 2009, two investors elected to convert their 9% secured convertible notes and the related accrued interest in the amounts of $86,928 and $57,866 into 434,640 and 289,329 shares of Company’s Common Stock, respectively. Said investors also received an additional five-year warrant to purchase up to 37,500 and 25,000 shares, respectively of Common Stock, at an exercise price of $.75 per share in consideration for converting their 9% secured convertible note.  The warrant is immediately exercisable and subject to adjustment for standard anti-dilution events. The Common Stock was issued pursuant to exemption from registration under Section 3(a)(9) of the Securities Act.

SIGNAUTRE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

September 29, 2009	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer, President and Chairman